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                                                                   Exhibit 10.26

                             EMPLOYMENT AGREEMENT

         This Employment Agreement is entered into as of March 16, 1999, by and between Dast Corporation, d.b.a. Microcom Technologies, a New York corporation (the "Company") and Bruce Friedman (the "Executive").

                                 Introduction

         The Company desires to retain the services of the Executive and the Executive wishes to continue to be employed by the Company. The Executive is a key employee of the Company, and has had full access to information concerning the Company and its business. The disclosure of such information or the engaging in competitive activities would cause substantial harm to the Company. In addition, the Company and certain investors in the Company have entered into a Stock Purchase Agreement dated March 16, 1999 (the "Purchase Agreement"), and it is a condition of the closing under the Purchase Agreement that the parties hereto enter into this Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, parties agree as follows:

         Section 1. Term. The Company shall employ the Executive for a term commencing on the date of this Agreement and continuing for five (5) years, unless earlier terminated pursuant to Section 8. The Executive's employment under this Agreement may also be extended beyond such term with the prior written agreement of the Executive and the Company.

         Section 2. Title. The Executive shall serve as an executive officer of the Company for the term of this Agreement.

         Section 3. Time Commitment; Efforts. During the term of this Agreement, the Executive shall use all reasonable efforts to promote the interests of the Company and shall devote the Executive's full business time to its business and affairs. The Executive may serve from time to time as an advisor, director or trustee of outside organizations (e.g., for-profit organizations, not-for-profit organizations, professional organizations), provided that such service does not conflict with (i) the business or reputation of the Company (ii) the Executive's performance of his duties as an executive officer of the Company, or (iii) Sections 5 and 6 hereof. The Executive shall consult with, and obtain the consent of, the Chief Executive Officer of the Company ("CEO") with respect to his service as an advisor, director or trustee of any outside organization. The CEO shall have sole discretion, to be exercised reasonably, in determining whether or not the Executive's service as an advisor, director or
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trustee of an outside organization conflicts with (i) the business or reputation of the Company, (ii) the Executive's performance of his duties as an executive officer of the Company, or (iii) Sections 5 and 6 hereof.

         Section 4. Compensation. The Executive shall be entitled to compensation as follows:

                  (a) Base Salary. During the term of the Executive's employment with the Company, the Executive will receive a salary at the annual rate of $225,000 (the "Base Salary"), such salary shall be payable in appropriate installments to conform with the regular payroll duties for salaried personnel of the Company.

                  (b) Withholding. The Company may withhold from compensation and benefits payable to the Executive all applicable federal, state and local withholding taxes.

                  (c) Other Entitlements. The Executive shall be entitled during the term of employment to:

                  (i) participate in such benefit plans as are afforded from time to time to other executive employees of the Company, including without limitation all health and other insurance plans;

                  (ii) four weeks vacation during each calendar year commencing with 1999. The Executive shall be compensated for any vacation not so used;

                  (iii) reimbursement of all reasonable expenses incurred by the Executive in the performance of his duties as an officer of the Company, and which are documented in accordance with procedures approved by the Company for all executive officers of the Company; and

                  (iv) life insurance benefits no less favorable to him than those provided by the Company on the date of this Agreement.

                  (d) Additional Compensation. The Company will pay to Executive an amount, ("Gross Tax Payment") sufficient to cause the net after federal income tax proceeds on such Gross Tax Payment to be equal to the excess of (a) the actual federal income tax incurred on the exercise of the Executive's option to acquire 25% of the shares of common stock of the Company from Daniel J. Nissanoff in accordance with the terms of the Letter of Agreement between the Executive, Lynne Friedman, Daniel J. Nissanoff and Stacy Jargowsky Nissanoff, dated as of July 30, 1997, as amended (the "Option") and the amount of federal income tax liability that would have been incurred by Executive if the income recognized on the exercise of the Option had been taxable at long-term capital gain rates, provided, however, that the

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Gross Tax Payment will be made only as, when and to the extent of any Tax
Benefits (defined below). This provision shall apply each time a portion of the Option is exercised.

         All payments under this Section shall be made promptly after the filing of tax returns by the Company demonstrating that Tax Benefits giving rise to such payments were realized in the year for which such returns were filed; provided, however, that in the event that such Tax Benefits are initially
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determined not to be allowable by a taxing authority, the Executive shall pay over to the Company the amount by which the payments under this Section 4(d) exceed the amount that would have been paid pursuant to Section 4(d) if only the amount of the deduction finally allowed had been claimed in the relevant tax return.

         As used herein, "Tax Benefits" means the net cash tax savings to the
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Company as realized by the Company attributable to (i) the deduction allowable under Section 83(h) of the Internal Revenue Code of 1986, as amended, as a result of Executive's exercise of the Option and (ii) the deduction allowable to the Company as a result of making the Gross Tax Payment to the Executive provided for in this Subsection. In determining Tax Benefits, all other tax deductions and credits available to the Company shall be deemed to have been utilized before the items specified in the preceding sentence. The amount of "Tax Benefits" shall include (i) the Tax Benefits realized in the taxable year of exercise, a prior taxable year as a result of applying a net operating loss carryback attributable to such deductions to such prior taxable year or a subsequent taxable year(s) as a result of applying a net operating loss carryforward attributing such deductions to a subsequent taxable year(s) and
(ii) the excess of (a) the Tax Benefits realized on a prior exercise of part of the 0ption ("Prior Exercise") over (b) the Gross Tax Payment made in connection
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with such Prior Exercise.

                 Notwithstanding the foregoing, the payments contemplated by this Section may not be paid to the extent prohibited by any credit arrangement to which the Company is a party.

        Section 5.  Confidentiality. In consideration of the mutual promises
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contained herein and to preserve the goodwill of the Company (which term, for purposes of this, Section, shall include subsidiaries and affiliates of the Company) in connection with the transactions contemplated by the Purchase Agreement, which were of substantial benefit to the Executive, the Executive agrees as follows:

                  (a) The Executive will not during or after the term of employment, directly or indirectly, disclose or divulge any trade secrets or other information of a business, financial, marketing, technical or other nature pertaining to the Company including

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information of others that the Company has agreed to keep confidential
(collectively, "Confidential Information"), except (i) to the extent necessary
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for the performance of the Executive's duties for the company, (ii) to the extent that such Confidential Information has become public knowledge other than by breach of this Agreement by the Executive, or (iii) as necessary to file tax returns or other required reports with governmental agencies or as otherwise required by law.

                  (b) The Executive shall make no use whatsoever directly or indirectly, of any confidential information, except as required in connection with the performance of the Executive's duties for the Company.

                  (c) Upon the termination of his employment with the Company for any reason, the Executive shall immediately deliver to the Company all materials (including all copies) in the Executive's possession which contain of relate to Confidential Information.

                  (d) All inventions, ideas, sketches, designs, prototypes, developments or improvements made by the Executive, either alone or in conjunction with others, at any time or at any place during the term of the Executive's employment by the Company, whether or not reduced to writing or practice during such term, which relate to the business in which the Company is engaged, shall be the exclusive property of the Company. The Executive shall promptly disclose any such invention development or improvement to the Company, and, at the request and expense of the Company, shall assign all of the Executive's rights to the same to the Company. The Executive shall sign all instruments necessary for the filing and prosecution of any applications for or extension or renewals of letters patent of the United States or any foreign country which the Company desires to file.

                  (e) All copyrightable work by the Executive relating to the Company's business during the term of the Executive's employment by the Company is intended to be "work made for hire" as defined in Section 101 of the Copyright Act of 1976, and shall be the property of the Company. If the copyright to any such copyrightable work is not the property of the Company by operation of law, the Executive will, without further consideration, assign to the Company all right, title and interest in such copyrightable work and will assist the Company and its nominees in every way, at the Company's expense, to secure, maintain and defend for the Company's benefit copyrights and any extensions and renewals thereof on any and all such work including translations thereof in any and all countries, such work to be and to remain the property of the Company whether copyrighted or not.

        Section 6.  Noncompetition.  In consideration of the mutual
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promises contained herein, and to preserve the goodwill of the Company (which term, for purposes of this Section, shall include subsidiaries and affiliates of the Company) in connection with the transactions contemplated by the Purchase Agreement, which were of substantial benefit to the Executive, the Executive agrees that prior to the termination of the Executive's employment with the Company, and thereafter for a period of three (3) years:

         (i) the Executive will not, directly or indirectly, or as a stockholder, partner, employee, consultant or other owner or participant in any business entity other than the Company or as a holder of not more than one (1%) percent of the total outstanding stock of a publicly held Company, engage in or assist any other person or entity to engage in any business in which the Company is engaging or in which the Company is actively planning to engage in at the time of the Executive's termination; and

         (ii) the Executive will not, directly or indirectly solicit or endeavor to entice away from the Company, or otherwise interfere with the business relationship of the Company with, any person who is, or was during the Executive's term of employment, a customer or employee of, consultant or supplier to, or other person or entity having material business relations with, the Company.

         Section 7. Remedies. Without limiting the remedies available to the Company, the Executive acknowledges that a breach of any of the covenants contained in Sections 5 and 6 herein could result in irreparable injury to the Company for which there might be no adequate remedy at law, and that, in the event of such a breach or threat thereof, the Company shall be entitled to obtain a temporary restraining, order and/or a preliminary injunction and a permanent injunction restraining the Executive from engaging in any activities prohibited by Sections 5 and 6 herein or such other equitable relief as may be required to enforce specifically any of the covenants of Sections 5 and 6 herein.

         Section 8. Termination. The Executive's employment with the Company (which term, for purposes of this section, shall include subsidiaries and affiliates of the Company) may be terminated at any time (i) by the Company with Cause or without Cause or in the event of the death or Disability of the Executive or (ii) by the Executive for Good Reason.

         As used herein, "Cause" means the good faith determination of the Board, after notice to the Executive and after the Executive has had an opportunity to present the Executive's view of the relevant facts and circumstances to the Board, that the Executive has (a) engaged in malfeasance, willful misconduct, active fraud or gross negligence with respect to the

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Company which has not been cured by the Executive within 30 days after notice to the Executive by the Company, (b) failed to substantially perform his duties with the Company after a written demand for substantial performance is delivered to the Executive by or on behalf of the Board, which demand (i) shall have been approved by Daniel Nissanoff, and (ii) shall specifically identify the manner in which the Board believes that the Executive has not substantially performed his duties, or (c) been convicted of or pleaded nolo contendere to (i) any misdemeanor relating to the affairs of the Company, which is injurious to the Company, or (ii) any felony.

         As used herein, "Disability" means the Executive is unable to render the services to be rendered by him pursuant to this Agreement for a continuous period of ninety (90) successive days or for shorter periods aggregating one hundred twenty (120) days or more during any twelve (12) successive months. In the event of any disagreement between the Executive and the Company as to whether the Executive is physically or mentally incapacitated so as to permit the Company to terminate the Executive's employment pursuant to this Section 8, the question of such incapacity shall be submitted for decision to an impartial and reputable physician in New York County, New York (the "Deciding Doctor") chosen by mutual agreement of the Company and you, or, failing such agreement, the Deciding Doctor shall be chosen by two physicians from New York County, New York (one of whom shall be selected by the Company and the other by you). The decision of the Deciding Doctor regarding your capacity or incapacity shall be final and binding on the Company and you.

         As used herein, "Good Reason" means (i) the assignment to the Executive of duties substantially inconsistent with his status as an executive officer of the Company, or a substantial alteration in the nature or status of his responsibilities from those as of the date hereof or as the same may be enhanced from time to time; or, (ii) a reduction by the Company in the Executive's total compensation as in effect on the date hereof or as the same may be increased from time to time; provided, that under either (i) or (ii) such reason has not been cured by the Company within 30 days after written notice to the Company by the Executive.

         It the Executive's employment is terminated hereunder, the Company shall have no further obligation to make any payments or provide any benefits to the Executive hereunder after the date of termination except for (a) payments of Base Salary and expense reimbursement that had accrued but had not been paid prior to the date of termination, (b) if Executive's employment with the Company is terminated by the Company without Cause (other than upon death or Disability), continuation of Base Salary at the rate in effect at the date of termination and continuation of benefits (to the extent permitted by the applicable plans) until

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two years after the date of termination (but in no event after the scheduled termination date of this Agreement) and (c) payments in accordance with the next paragraph of this Section 8.

         In the event the Executive's employment by the Company is terminated
(a) by the Company without Cause (other than upon death or Disability), (b) as a result of the Company refusing to renew or extend this Employment Agreement at the end of any applicable term or (c) by the Executive for Good Reason, the Executive shall have the right, by giving written notice to the Company within ten (10) days after the date of termination of his employment by the Company, to require the Company to repurchase at fair market value (as determined in accordance with Schedule A to this Agreement) one hundred percent (100%) of the shares of any capital stock of the Company held by the Executive in accordance with the terms set forth in Schedule A. Additionally, if at the time the
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repurchase right contained in this paragraph is effective, the Executive has an unexercised option to acquire shares of capital stock of the Company from Daniel Nissanoff, the Executive shall have the right, within the ten (10) day period referred to in the preceding sentence, to require the Company to pay to the Executive the difference between the fair market value (as determined in accordance with Schedule A of this Agreement) of the shares of capital stock
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underlying the option and the exercise price of such option, in accordance with the terms of Schedule A.
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         The provisions of Sections 5, 6, 7 and 8 shall survive the termination of the Executive's employment in accordance with their terms except that the provisions of the previous paragraph contained in this Section 8 shall become null and void upon the Company's completion of a "Qualified Public Offering" as such term is defined in Section 7.01 of the Stockholders Agreement dated as of March 16, 1999 by and among the Company and certain stockholders of the Company.

         Section 9. Enforceability etc. This Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited or invalid under any such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating or nullifying the remainder of such provision or any other provisions of this Agreement. If any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, such provisions shall be construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by applicable law.

         Section 10. Notices. Any notice or other communication given pursuant to this Agreement shall be in writing and shall be deemed to be properly given when personally delivered, on the day

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after if sent by nationally recognized overnight courier or express mail, or on the third business day after mailing by first class certified or registered mail, postage prepaid, return receipt requested as follows:

                  (a)     If to the Executive:

                          c/o of Morton Rosenfeld
                          2049 Century Park East
                          Suite 3090
                          Los Angeles, CA 90067

                  (b)     If to the Company:

                          Dast Corporation
                          d.b.a. Microcom Technologies
                          16 East 52nd Street
                          New York, N.Y. 10022
                          Attention: Board of Directors

                          with a copy to:

                          Boston Ventures Management, Inc.
                          One Federal Street
                          23rd Floor
                          Boston, MA 02110-2003
                          Attention: James M. Wilson

or to such other address as the parties shall have designated by notice to the other parties.

         Section 11. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to their choice of law provisions. Any suits brought hereunder shall be brought in the state or federal courts located in the County of New York, State of New York. In the event of any litigation between the Executive and the Company related to the termination of Executive for Cause as provided for in
Section 8 above, the unsuccessful party to the litigation will pay to the prevailing party such party's reasonable attorneys' fees actually incurred by the prevailing party.

         Section 12. Amendments and waivers. No amendment or waiver of this Agreement or any provision hereof shall be binding upon the party against whom enforcement of such amendment or waiver is sought unless it is made in writing and signed by or on behalf of such party. The waiver by either Party of a breach of any provision of this Agreement by the other party shall not operate and be construed as a waiver or a continuing waiver by that party of the same or any subsequent breach of any provision of this

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Agreement by the other party.

         Section 13. Binding Effect. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective heirs, executors and administrators, successors and assigns, except that it may not be assigned by either party without the other party's consent, except that the Company may assign this agreement to an entity that acquires substantially all of the Company's assets.

         Section 14. Entire Agreement. This Agreement constitutes the final and entire agreement of the parties with respect to the matters covered hereby and replaces and supersedes all other employment or similar agreements between the Company and the Executive and all other agreements and understandings relating hereto.

         Setion 15. Counterparts. This Agreement may be executed in any number of counterparts, including counterpart signature pages or counterpart facsimile signature pages, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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         IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument as of the date first above written.

                     DAST CORPORATION
                     d.b.a. Microcom Technologies

                     By: /s/ Daniel Nissanoff
                         ------------------------
                         President (Title)


                         /s/ Bruce Friedman
                         ------------------------
                         Bruce Friedman
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